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SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 9, 2001

LTC HEALTHCARE, INC.
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	1-14151 (Commission File Number)	91-1895305 (I.R.S. Employer Identification No.)

300 Esplanade Drive, Suite 1860, Oxnard, Ca 93030
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (805) 981-8655

Item 5. Other Events

    On November 9, 2001, the Registrant issued a press release announcing that it has:

  •
  adopted a stockholder rights plan,

  •
  amended its bylaws to adopt a classified board of directors,

  •
  increased the number of directors to eight, and

  •
  set February 6, 2002 as the date for the Company's next annual meeting.

    A copy of the press release is attached as an exhibit to this report and incorporated herein. The stockholder rights plan is described in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 13, 2001.

    The Registrant's board of directors amended Section 3.01 of the Company's bylaws to provide for classification of the directors into four classes, with one class of directors representing at least one-fourth of all of the directors being elected annually. At the February 6, 2002 annual meeting, three incumbent directors will stand for reelection, and each year thereafter one-fourth of the directors will stand for reelection for four year periods. A copy of the registrant's amended and restated bylaws, including the amended Section 3.01, is attached as an exhibit to this report and incorporated herein.

Item 7. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of LTC Healthcare, Inc.
99.1	Press release dated November 9, 2001

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTC HEALTHCARE, INC.,
Date: November 13, 2001	By:	/s/ WENDY L. SIMPSON Wendy L. Simpson Chief Financial Officer

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Signatures